Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-211173 of our report dated March 29, 2016, relating to the financial statements of Amplify Snack Brands, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Amplify Snack Brands, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Austin, TX

May 16, 2016